Exhibit 99.1

Perma-Pipe Expands Coating Capabilities in India Through Majority-Owned Joint Venture with Welspun

The Woodlands, Texas, November 3, 2026 — Perma-Pipe International Holdings, Inc. (Nasdaq: PPIH), a global leader in engineered piping and corrosion protection solutions, today announced that its subsidiary, Perma-Pipe Qatar, has agreed to acquire a 51% equity interest in Welspun Special Coating Private Limited (“WSCPL”), a newly formed company that will provide internal fusion-bonded epoxy (“IFBE”) coating and related services in India. The interest is being acquired from Welspun DI Pipes Limited (“WDI”), a wholly owned subsidiary of Welspun Corp Limited (“WCL”). WCL will also acquire the remaining 49% from WDI. The resulting joint venture adds IFBE coating to Perma-Pipe’s service offering and establishes a platform to pursue domestic and export opportunities in the Indian market.

Saleh Sagr, President and Chief Executive Officer of Perma-Pipe, commented:

“This joint venture represents another important step in expanding Perma-Pipe’s global coating capabilities and strengthening our presence in strategically important markets. By combining our technical expertise in advanced corrosion protection with a focused local operating platform, we aim to enhance our ability to serve customers across India and international markets. We believe the addition of IFBE coating capabilities will strengthen our competitive position, broaden our solutions offering and create new opportunities for sustainable, long-term growth.”

IFBE coating is an epoxy-based protective system applied to the internal surfaces of steel pipes to help protect against corrosion and chemical attack. It is used in a range of demanding applications, including onshore and offshore oil and gas pipelines, slurry transportation systems, chemical processing facilities, food processing applications, and underground and underwater water pipelines.

The transaction will be implemented through a Share Purchase Agreement between Perma-Pipe Qatar, WCL, WSCPL and WDI, together with a Shareholders’ Agreement between Perma-Pipe Qatar and WCL governing the joint venture. WCL’s Board of Directors has approved the sale and transfer of WDI shareholding in WSCPL in the agreed proportions and the execution of the Share Purchase Agreement.

About Perma-Pipe International Holdings, Inc.

Perma-Pipe International Holdings, Inc. (Nasdaq: PPIH) is a global leader in engineered piping and corrosion protection solutions. The Company provides pre-insulated piping systems, leak detection systems, anti-corrosion coatings and related engineered products and services to customers across the energy, district energy, infrastructure, industrial, Oil & Gas, water transmission, and other critical infrastructure markets.

Perma-Pipe operates manufacturing and service facilities across North America, Middle East, North Africa, India and other strategic markets, enabling the Company to serve customers globally while providing local manufacturing and engineering capabilities.

For more information, visit www.permapipe.com.

Forward-Looking Statements

Certain statements and other information contained in this press release that can be identified by the use of forward-looking terminology constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby, including, without limitation, statements regarding the expected future performance and operations of the Company. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, the following: (i) the impact of a health pandemic on the Company's results of operations, financial condition and cash flows; (ii) fluctuations in the price of oil and natural gas and its impact on the customer order volume for the Company's products; (iii) the Company's ability to comply with all covenants in its credit facilities; (iv) the Company’s ability to repay its debt and renew expiring international credit facilities; (v) the Company’s ability to effectively execute its strategic plan and achieve profitability and positive cash flows; (vi) the impact of global economic weakness and volatility; (vii) fluctuations in steel prices and the Company’s ability to offset increases in steel prices through price increases in its products; (viii) the timing of order receipt, execution, delivery and acceptance for the Company’s products; (ix) decreases in government spending on projects using the Company’s products, and challenges to the Company’s non-government customers’ liquidity and access to capital funds; (x) the Company’s ability to successfully negotiate progress-billing arrangements for its large contracts; (xi) aggressive pricing by existing competitors and the entrance of new competitors in the markets in which the Company operates; (xii) the Company’s ability to purchase raw materials at favorable prices and to maintain beneficial relationships with its suppliers; (xiii) the Company’s ability to manufacture products free of latent defects and to recover from suppliers who may provide defective materials to the Company; (xiv) reductions or cancellations of orders included in the Company’s backlog; (xv) the Company's ability to collect an account receivable related to a project in the Middle East; (xvi) risks and uncertainties related to the Company's international business operations; (xvii) the Company’s ability to attract and retain senior management and key personnel; (xviii) the Company’s ability to achieve the expected benefits of its growth initiatives; (xix) the Company’s ability to interpret changes in tax regulations and legislation; (xx) the Company's ability to use its net operating loss carryforwards; (xxi) reversals of previously recorded revenue and profits resulting from inaccurate estimates made in connection with the Company’s percentage-of-completion revenue recognition; (xxii) the Company’s failure to establish and maintain effective internal control over financial reporting; and (xxiii) the impact of cybersecurity threats on the Company’s information technology systems. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at https://www.sec.gov and under the Investor Center section of our website (http://investors.permapipe.com).

COMPANY:	Perma-Pipe International Holdings, Inc.
CONTACTS:	Saleh Sagr, President and CEO

Perma-Pipe Investor Relations
847.929.1200
investor@permapipe.com